Exhibit 10.01


                 PURCHASE AND SALE AGREEMENT OF SHOPPING CENTER


         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is entered into effective September 1, 2004 (the "Effective Date"), by and between MONTGOMERY REALTY GROUP, INC., a Nevada corporation (hereinafter "Seller") (with right of assignment), and PAUL PRIES, an individual or assignee (hereinafter "Buyer") and is based upon the following facts and representations:

                                    RECITALS

         A. Seller owns that certain real property consisting of 4.27 acres of land, more or less, commonly known as the Orchard Supply Shopping Center located at 1041 & 1061 Market Place, San Ramon, California (hereinafter the "Shopping Center").

         B. The Shopping Center consists of certain real property comprising of land, appurtenances, improvements, buildings, fixtures and personal property all of which is collectively referred to hereinafter as the "Property".

         C. Buyer wishes to purchase the Property, on the price and terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, Seller and Buyer agree as follows:

                                    AGREEMENT

         1. ASSETS INCLUDED IN SALE. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, the following:

                  (a) Land. That certain parcel of land consisting of approximately 4.27 acres, more or less, described as Assessor's Parcel No. 213-702-007-5, located in the City of San Ramon, County of Contra Costa, California, and more particularly described in Exhibit `A' attached hereto (hereinafter the "Land").

                  (b) Appurtenances. Any and all rights, privileges and easements appurtenant to the Land, including without limitation, all minerals on and under the Land, all oil, gas or hydrocarbon drilling rights as well as all development rights and credits, air rights, solar rights, water, water rights whether within or without the Land, and any easements, rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land including but not limited to all existing licenses, authorizations, approvals, zoning permits, together with any development permits, subdivision map applications, surveys or similar rights which may accrue to the benefit of the Property from the date this contract is entered into until the closing date,

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

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

as the same may be incidental to or appurtenant to the Land (hereinafter, collectively, the "Appurtenances");

                  (c) Improvements. Any and all buildings and improvements together with fixtures and articles of attached or appurtenant to or used in connection with the Shopping Center, including but not limited to, all apparatus, equipment and appliances used in connection with the operation and occupancy thereof, such as heating and air conditioning systems (hereinafter "HVAC") and facilities used to provide any utility services, ventilation, or other services thereto, together with all plumbing, lighting, electrical and related fixtures, and any pumps, water tanks, signs, benches, shrubbery or outdoor statuary, to the extent that they are located in or on the premises herein described (all of which hereinafter collectively referred to as the "Improvements").

                  (d) Personal Property. Any and all personal property of Seller located on or in or used in connection with the operation of the Shopping Center. The personal property that will be transferred by Bill of Sale at the closing is more fully set forth on a completed inventory list attached hereto as Exhibit `C' (hereinafter "Personal Property"); and

                  (e) Intangibles. Seller shall assign to Buyer any and all interest of Seller in any and all leases and/or rights of first refusal as the same may be connected with the Property, together with any and all development applications, permits, maps, surveys, studies or other rights that may currently exist or which may arise between the date this contract is executed and the closing date (hereinafter the "Intangibles"). Seller shall convey all Intangibles that it has in and to all development rights and other intangibles, including but not limited to, certificates of occupancy, licenses, authorizations, approvals, permits, and signage rights relating to or affecting the Property to the extent the same may be owned controlled by Seller and are assignable to Buyer which intangibles are listed in Exhibit `D.

                  (f) Leases and Security Deposits. Seller shall assign and Buyer shall assume all tenant leases in effect at the Closing date pursuant to the Assignment and Assumption of Lease Agreement set forth on Exhibit `H' attached hereto.

                  (g) Other Contracts. Seller shall assign such maintenance contracts, service contracts and similar matters as Buyer may chose to assume. Buyer and Seller shall determine which contracts Buyer wishes to assume and Buyer and Seller shall execute an Assignment and Assumption Agreement as to said contracts in form substantially similar to that set forth on Exhibit `I' attached hereto. As to all maintenance, service and similar contracts which Buyer does not wish to assume, Seller shall use reasonable commercial efforts to terminate said contracts effective as of the Closing date. The tenant leases, together with the maintenance, service and related contract rights that Buyer elects to assume are hereinafter collectively referred to as the "Contract Rights."

                  All of the items described in subsections (a), (b), (c), (d),
(e), (f), and (g) above are intended to be consistent with each other and in

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

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furtherance of the parties objective that Buyer is purchasing all of Seller's interests in the Property itself so as to own and control such interests to the same extent that Seller owns and controls them except as to those rights are non-assignable, related to adjacent properties, or specifically excepted by other provisions of this Agreement.

         2. PURCHASE PRICE. The Contract Purchase Price of the Property is SEVEN MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS ($7,950,000) (hereinafter the "Contract Purchase Price").

         3. BUYER'S DEPOSITS WITH ESCROW. Deposits shall be made by Buyer as follows:

                  (a) Initial Deposit. Within three (3) days after the Effective Date of this Agreement, Buyer shall deposit in escrow with First American Title Guaranty Company (hereinafter "Title Company") at its office at 1850 Mr. Diablo Boulevard, Suite 300, Walnut Creek, California 94947, a deposit in the form of cash in the amount of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000,00) (hereinafter "Initial Deposit"). All sums comprising the Initial Deposit shall be held in an interest bearing account and interest accruing thereon shall be held for the account of Buyer.

                  b) Additional Deposit. Within three (3) days after the removal of Buyer's Contingencies as set forth below, including, but not limited, to
Section 5 regarding Title, Section 8 regarding property due diligence, and
Section 6 regarding the financing contingency. Buyer shall increase its deposit with Title Company by making an additional deposit in the amount of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) (hereinafter "Additional Deposit") such that the total deposit by Buyer with Title Company shall then be THREE HUNDRED THOUSAND DOLLARS ($300,000.00) (hereinafter "Increased Deposit"). All sums comprising the Increased Deposit shall, except as provided by Paragraph (c) below, be held in an interest bearing account and interest accruing thereon shall be held for the account of Buyer. In the event the sale of the Property as contemplated hereunder is consummated, the Increased Deposit plus interest accrued thereon, if any, shall be credited against the Purchase Price.

                  (c) Refund of Deposit. In the event this Agreement terminates for any reason within the first thirty (30) days from the Effective Date of this Agreement, all deposits including interest which are held in escrow shall be refunded to Buyer (together with interest thereon, if any) and neither Buyer nor Seller shall have any further obligation under this contract.

                  (d) Liquidated Damages. The parties agree that in the event of a breach of this Agreement by Buyer it would be difficult to measure Seller's damages and that Seller's retention of the Increased Deposit shall constitute Seller's measure of damages, said sum being liquidated damages, and said sum being agreed upon by the parties hereto after review by their respective attorneys.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                  THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY BUYER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE INCREASED DEPOSIT AMOUNT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF BUYER.

                      Seller: _______                      Buyer: PP


         4. TITLE TO THE PROPERTY.

                  (a) Real Property. At the Closing, Seller shall convey to Buyer (or assignee) marketable and insurable fee simple title to the Real Property by duly executed and acknowledged grant deed in a form acceptable to Buyer. Evidence of delivery of marketable and insurable fee simple title shall be the issuance by Title Company of a CLTA Owner's Policy of Title Insurance, in the full amount of the Contract Purchase Price insuring fee simple title to the Real Property in Buyer, subject only to those exceptions as Buyer approves pursuant to section 5 below. Said policy shall provide full coverage against mechanics' or materialmen's liens and shall contain such special endorsements as Buyer may reasonably require. The Title Company shall obtain, if requested by Buyer, reinsurance agreements from such companies and in such amounts as Buyer may request.

                  (b) Personal Property. At the Closing, Seller shall transfer title to the personal property by a bill of sale in the form attached hereto as Exhibit `C', such title to be free of any liens and encumbrances.

                  (c) Permits, Licenses and Intangibles. At the Closing, Seller shall transfer all Intangibles together with other development rights by means of Transfer and Assignment of Rights to Intangible Property attached hereto as Exhibit `E'.

                  (d) Assignment & Assumption of Leases. At the Closing, Seller shall transfer to Buyer and Buyer shall assume all liability under all tenant leases currently in effect at the Shopping Center. The Assignment and Assumption of leases shall be done by written instrument substantially in the form attached hereto as Exhibit `H'.

                  (e) Assignment & Assumption of Service Contracts. At the Closing, Seller shall transfer to Buyer and Buyer shall assume all liability under those service contracts effecting the Shopping Center which Buyer elects to assume. The Assignment and Assumption of Service Contracts shall be done by written instrument substantially in the form attached hereto as Exhibit `I'.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

         5. TITLE INSPECTION AND CONTINGENCY REMOVAL.

                  (a) Title. During the time periods set forth below, Buyer shall review and approve title to the Real Property. Within three (3) days from the execution date of this Agreement, at Seller's sole cost and expense, Seller or Seller's agent shall deliver to Buyer:

                  (i) a current preliminary title report on the Real Property issued by Title Company;

                  (ii) at Buyer's request, and (except for documents already in Seller's actual possession) at Buyer's sole cost and expense, Buyer may order copies of all existing and proposed easements, covenants, restrictions, agreements or other documents as the same may relate to the Property from the Title Company. However, to the extent any of such documents are in Seller's actual possession, Seller shall make copies of said documents available to Buyer at Seller's sole cost and expense. If Seller has no such documents exist, Seller shall provide to Buyer a certification of Seller to that effect;

                  (iii) copies of the two (2) most recent property tax bills for the property; and

                  (iv) at Buyer's request and at Buyer's sole cost and expense a chain of title report for the Real Property.

                  Any exception to title is deemed accepted by Buyer unless Buyer notifies Seller otherwise in writing. In any event, Seller hereby agrees to remove all monetary liens, encumbrances and judgments of any nature whatsoever encumbering title to the Real Property on or before closing of escrow.

                  (b) Buyer's Contingency Removal Period. Buyer shall have ten
(10) days from the receipt of the preliminary title report set forth in subsection 5(a) above to determine if, other than monetary liens which will be paid off at the close of escrow, there are any exceptions to title to which Buyer objects. Unless written notice of said objections is received within ten
(10) days of delivery of said preliminary title report, Buyer shall be deemed to have approved all title matters. From the date of Buyer's approval of title, Seller shall not permit any adverse change to arise to the title (other than monetary encumbrances removable at the Closing) nor shall Seller permit any cloud upon title not disclosed in the Preliminary Title Report to arise so as to affect title at Closing. If Buyer does object to any title matter, then Seller shall have five (5) days to advise Buyer that Seller can remove the title matter

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)
prior to the close of escrow, or whether the title matter is not curable by the Closing. Buyer shall have three (3) days from Seller's reply to determine if Buyer will accept title as Seller has indicated. If Buyer elects not to accept title as Seller has indicated this Agreement shall terminate and neither party shall have any obligation to the other party and the Initial Deposit shall be returned to Buyer.

         6. PROPERTY DUE DILIGENCE CONDITIONS. Except for title matters as set forth in Section 6 hereof, Buyer shall conduct its due diligence and either terminate this Agreement or remove Buyer's due diligence contingencies and proceed with this Agreement within thirty (30) days after the Effective Date of this Agreement (hereinafter "Buyer's due diligence period"). All of Buyer's due diligence contingencies are set forth in this Section 6. To facilitate Buyer's due diligence Seller shall allow Buyer reasonable access to the Property and, to the extent reasonably available to Seller, Seller shall provide Buyer with the documents as more fully set forth below.

                  (a) Property Documents. Within ten (10) days of the Effective Date of this Agreement, Seller shall deliver to Buyer to the extent the same are available to Seller and in Seller's actual possession, the documents set forth below. Said documents shall be supplied at a single time (except as otherwise agreed upon between Buyer and Seller) and shall be delivered with a cover letter setting forth all documents delivered pursuant to this Section 6. To the extent that Seller does not have any of the following documents in its actual possession, Seller shall indicate in its cover letter that it does not have any such documents.

                  (b) The documents to be provided by Seller to Buyer shall include the following:

                           1.       Copies of all tenant leases;

                           2. Copies of all CAM receivable billings to Orchard Supply Center during the prior 24 month period;

                           3. Copies of all insurance billings to Orchard Supply Center during the prior 24 month period;

                           4. A schedule of all repairs in excess of $5,000 performed at the Shopping Center during the prior 24 months;

                           5.       A current rent roll for the Shopping Center;

                           6. Income and expenses statements for the Shopping Center for 2001, 2002 and 2003;

                           7. Income and expense statements for the six months ended June 30, 2004;

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

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

                           8. Any surveys of the Property in Seller's actual possession concerning the Shopping Center;

                           9. Any property condition reports in Seller's actual possession concerning the Shopping Center;

                           10. All appraisals of the Shopping Center performed during the past four (4) years;

                           11. Any and all seismic engineering reports regarding the Shopping Center in Seller's actual possession;

                           12. Copies of all licenses, plans, permits, signage rights, building plans, permits, all contracts affecting the Property as the same are in Seller's actual possession;

                           13.      Copies of all environmental reports
                                    affecting the Property as the same are in Seller's actual possession;

                           14. Such other contracts or documents of significance to the Property.

                  (c) Review and approval or disapproval of reports generated is at the Buyer's sole discretion.

                  (d) Survey. If Seller has a survey of the Property it shall be delivered to Buyer together with the other property due diligence documents. However, if Seller does not have a survey, or if the survey is no sufficient to obtain an ALTA Title Policy, then Buyer shall obtain an ALTA survey of the Land and deliver a copy thereof to Buyer as soon as practicable after its completion. The ALTA land survey shall be used for purposes of inducing Title Company to issue to Buyer at the Closing an ALTA Owner's Policy of Title Insurance. Additionally, if Buyer, at Buyer's sole election conducts a survey for purposes of determining the feasibility of a subdivision map and/or a tentative subdivision, Buyer shall as soon as practicable after its completion deliver a copy thereof to Seller. Within Buyer's due diligence period, Buyer shall review and approve all surveys and related issues relating to the Property.

                  (e) Other Matters. Buyer shall review and approve within the due diligence period all other matters relating to or effecting the Property.

                  (f) Cooperation of Seller. Seller shall cooperate with Buyer, at no cost to Seller, to assist Buyer in Buyer's efforts to access to the Property to conduct Buyer's due diligence investigation.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

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

                  (g) Limited Actual Knowledge. Buyer acknowledges that Seller is a Nevada corporation and that it does not directly manage the Property. Accordingly, Seller's access to documents may be limited. Seller shall use reasonable efforts to elicit from agents, property managers, employees and others associated with the Property such documents that may be in their possession so as to deliver the same to Buyer. Buyer acknowledges that Seller's document production is likely to be very limited and Buyer will consequently conduct its own due diligence inspections, employ qualified experts, agents, employees, brokers or other persons of Buyer's sole choosing to conduct a property due diligence in a manner satisfactory to Buyer in all respects. Buyer shall rely upon its own experts, agents, employees, brokers and other persons working for Buyer to determine whether the Property is satisfactory for Buyer's purposes.

                  (h) Due Diligence Conditions. The foregoing conditions in this
Section 6 are all of Buyer's due diligence conditions precedent, and these conditions precedent are intended solely for the benefit of Buyer. If within Buyer's due diligence period, Buyer does not give Seller written notice of approval of the due diligence contingencies, Buyer shall be deemed to have elected to terminate this Agreement and the Initial Deposit shall be returned to Buyer (together with interest thereon, if any). In the event Buyer gives written notice of Buyer's acceptance and/or waiver of all said due diligence contingencies, then this Agreement shall continue in full force and effect and Buyer shall increase its deposit as set forth in Section 3 above. Once Buyer has approved and/or waived its due diligence contingencies, Buyer may not cancel this Agreement.

         7. BUYER'S INVESTIGATIONS OF PROPERTY CONDITION.

                  (a) Reasonable Access. Seller shall afford authorized representatives of Buyer reasonable access to the Property for the purposes of satisfying Buyer with respect to Buyer's due diligence inspections and the representations and warranties of Seller herein, and with respect to satisfaction of any conditions precedent to the Closing herein. Buyer shall also have access to the Property for the purpose of conducting environmental surveys, property condition investigations, market studies, other investigations, surveys or other physical inspections or studies including but not limited to the roof, plumbing, heating and air conditioning systems, structural integrity of the improvements and any environmental or geologic conditions, or other matters that Buyer may wish to include in its due diligence inquiry of the Property. Seller shall cooperate with Buyer in providing access to the Property and satisfying the conditions contained herein.

                  (b) Cost of Inspection. Buyer shall bear the cost of any inspections or studies undertaken. Buyer shall indemnify and hold Seller free and harmless from all claims and liability with respect to such physical inspection or study or any costs arising in connection with respect to such physical inspection or study or any costs arising in connection with the same prior to the Closing herein except to the extent any claim or liability arises from the willful misconduct or gross negligence of Seller, or its agents, contractors, or employees. Buyer shall repair any damages to the Property caused by such inspection or study, and shall otherwise restore the Property to substantially the condition which existed prior to conduct of the same.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                  (c) Copies of all Documents. Buyer shall, to the extent Buyer performs any property due diligence studies or reports, appraisals, market studies, zoning studies and similar matters as the same may relate to Buyer's due diligence investigation of the Property. Buyer shall supply copies of such due diligence materials to Seller at no cost to Seller (other than any nominal charges for photocopying or similar reproduction costs). Buyer shall, to the extent Buyer performs property condition surveys, land surveys, environmental surveys, appraisals, zoning studies, market studies and similar due diligence matters, then Buyer shall supply copies of such due diligence materials to Seller. Buyer acknowledges that if the transaction contemplated herein should fail to close on the price and terms set forth herein, then Seller shall have the right to use any and all of said due diligence information for either Seller's own development of the Property or for the benefit of any future purchaser; provided, however, that so long as Buyer and Seller remain in contract under the terms of this Agreement, Seller shall keep all such due diligence reports and information confidential and shall not disclose the same to any back up offeror

         8. FINANCING CONTINGENCY. Within five (5) days after the Effective Date of this Agreement, Seller shall disclose in writing to Buyer the name and contact information regarding the lender that currently holds the first mortgage loan that currently encumbers the Property. Within five (5) days of the date of Seller's letter, Buyer shall contact said lender and use its best efforts to solicit from the lender a written commitment permitting Buyer to assume the existing first mortgage loan on Property at the Closing (which loan has a principal balance of approximately $4,812,000). In connection therewith, Buyer (or its assignee) shall supply all financial information requested by said lender, including, but not by way of limitation, financial statements, independent appraisals, opinions of outside accountants, opinions of counsel, schedules of real estate owned and similar matters normally requested by commercial lenders from owners of commercial real estate who seek to become borrowers. Buyer shall also pay all application fees, appraisal fees and other charges that may be necessary or appropriate to secure said loan assumption. Buyer shall pay all loan documentation fees and loan assumption fees at or before the Closing. Buyer shall have a total of forty-five (45) days from the Effective Date of this Agreement to waive the financing contingency. In the event the financing contingency set forth in this Section 8 is not waived within said forty-five (45) day period, then either party may terminate this Agreement upon written notice to the other party. In the event of such a termination, Buyer's Initial Deposit (together with interest thereon, if any) shall be returned to Buyer.

         9. BACK-UP OFFERS. At all times until the waiver of Buyer's due diligence contingencies and Buyer increases its deposit to the amount of the Increased Deposit so that there is a non-refundable deposit on account with escrow, Seller shall have the right to solicit and accept back up offers. Seller may enter into binding Agreements with other offerors; provided, however, that any such agreements shall be subject to Buyer's rights under this Agreement. Seller further agrees to work with Buyer in good faith to close this transaction on the price and terms set forth herein.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

         10. CONDITIONS PRECEDENT TO CLOSING.

                  (a) Buyer's Contingencies. This Agreement is expressly contingent upon satisfaction of the following conditions (hereinafter "Buyer's Contingencies") and Buyer shall have no obligation to close under this Agreement unless all the following conditions have been satisfied or have been waived by Buyer.

                  (b) Buyer's Title Contingencies. Approval by Buyer of all title contingencies set forth in Section 5 of this Agreement within the time periods set forth therein.

                  (c) Buyer's Property Due Diligence. Approval by Buyer of all contingencies set forth in Section 6 above, during Buyer's thirty (30) day due diligence period.

                  (d) Buyer's Financial Contingency. Approval by the existing first mortgage lender within the time limitations set forth in Section 8, so as to permit Buyer to assume the existing first mortgage loan, subject only to Buyer's payment of an assumption fee and related costs.

                  (e) Commitment to Issue Buyer's Title Insurance. Escrow Agent shall have agreed to issue to Buyer, Buyer's Title Insurance Policy, which policy may not actually be received until after the Close of Escrow.

         After the satisfaction or waiver of Buyer's contingencies, failure by either Seller or Buyer to conclude this Agreement shall constitute a material breach by said party of this Agreement.

         11. CLOSING AND ESCROW.

                  (a) Closing Date. The closing date (hereinafter the "Closing Date") hereunder shall be on such date that is ninety (90) days after the removal of all contingencies, or if the scheduled close of escrow falls on a Saturday, Sunday or legal holiday, then the close of escrow date shall be two business days after the scheduled close of escrow date. Close of escrow shall constitute transfer of possession.

                  (b) Escrow Funds. If Buyer has already increased its deposit by the Additional Deposit Amount such that the Title Company is holding the Increased Deposit, then if the Closing does not occur on or before the Closing Date without fault by the Seller, then the Title Company as escrow holder shall within two (2) business days after the scheduled Closing Date, return pay the Buyer's Increased Deposit over to the Seller as liquidated damages.

                  (c) Escrow Instructions. Buyer and Seller shall each submit to the Title Company, not less than three (3) days prior to the Closing Date, additional escrow instructions consistent with the provisions of this Agreement.

                  (d) Seller's Documents. At least two (2) business days prior to the Closing, Seller shall deliver to Title Company as escrow, the following:

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

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

                           (i) a duly executed and acknowledged grant deed conveying to the Buyer the Real Property and all rights, privileges and easements appurtenant thereto;

                           (ii) a duly executed bill of sale covering the Personal Property, in the form attached hereto as Exhibit `C';

                           (iii) a Certificate from the California Secretary of State (or a commercial reporting service satisfactory to Buyer) that indicates that as of the Certificate Date there are no filings against Seller in the office of the Secretary of State under the California Commercial Code that would be a lien on any of the items specified in said Bill of Sale above (other than such filings, if any, as are being released at the time of the Closing);

                           (iv) an assignment and assumption of all rights to the various tenant leases effecting the Property, in the form attached hereto as Exhibit `H';

                           (v) an assignment and assumption of service contracts effecting the Property, in the form attached hereto as Exhibit `I';

                           (vi) originals of all, plans, specifications, reports and similar documents of significance as the same relate to the Property, if any.

                           (vii)    originals or copies of all service
                                    contracts, maintenance contracts and
                                    management contracts, if any, affecting the Property (hereinafter, collectively,
                                    "Service Contracts") to be continued by
                                    Buyer, as determined by Buyer in its sole discretion, after the Closing, and any warranties or guaranties received by Seller from any contractors, subcontractors, suppliers, materialmen, consultants, architects, engineers and others who have performed work on the Property;

                           (viii) to the extent available to Seller originals of all architectural plans, designs, permits, studies, reports, or similar documents of significance relating to the Property;

                           (ix) an affidavit of Seller that Seller is not a "foreign person" within the meaning of 26 U.S.C. Section 1445 duly executed by Seller in the form attached hereto as Exhibit `E';

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                           (x) closing statement in form and content satisfactory to Buyer and Seller;

                           (xi) a certified copy of the corporate resolution authorizing the sale;

                           (xii) a certified statement that the signatures on all transfer documents, Deed, Bill of Sale, Assignment & Assumption agreements and related documents are duly authorized signatures; and

                           (xiii)   any other documents, instruments or
                                    agreements called for hereunder which have not previously been delivered.

Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

                  (e) Buyer's Documents and Funds. At least one (1) business day prior to the Closing, Buyer shall deliver to Title Company as escrow, the following:

                           (i) the Purchase Price in immediately available funds;

                           (ii) immediately available funds sufficient to pay all title insurance and other Closing costs allocable to Buyer as provided for herein;

                           (iii) an acknowledgement of liability sunset reflecting the provisions of Section 11 of this Agreement in the form attached hereto as Exhibit `G';

                           (iv) execution of the Assignment and Assumption of Lease form attached hereto as Exhibit `H';

                           (v) execution of the Assignment and Assumption of Service Contracts in form attached hereto as Exhibit `I';

                           (vi) Buyer's acceptance of Buyer's assumptions and obligation; and

                           (vii)    any other documents, instruments or
                                    agreements called for hereunder which have not previously been delivered.

Seller may waive compliance on Buyer's part under any of the foregoing items by an instrument in writing.

                  (f) Other Documents. Seller and Buyer shall each deposit such other instruments as are reasonably required by the Title Company as escrow holder or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                  (g) Prorations. The Title Company shall prorate all rents, non-delinquent real property taxes, water, sewer and utility charges, amounts payable under the Service Contracts, annual permits and/or inspection fees (calculated on the basis of the period covered), insurance premiums (as to those policies, if any, that Buyer determines will be continued after the Closing), and other expenses normal to the operation and maintenance of the Property on the basis of a 365-day year as of 12:01 a.m. on the date the grant deed is recorded. Seller shall endeavor to have all meters for serving utilities, including but not limited to, water, sewer, gas and electricity read on the day before the Closing Date for proration purposes.

         Seller and Buyer hereby agree that if any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then the same shall be calculated within thirty (30) days after the Closing Date and either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party, together with interest thereon at the rate of ten percent (10%) per annum from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefore.

                  (h) Closing Expenses. Buyer shall pay the fee for the policy of title insurance. Seller shall pay the cost of all transfer taxes applicable to the sale as well as the full amount of any assessments or bonds on the Real Property. Seller and Buyer shall each pay fifty percent (50%) of all escrow charges, document processing fees and other charges (other than attorneys fees) as the same may relate to the closing of this transaction.

                  (i) Closing. Upon satisfaction and completion of all other matters set forth in this Section 9, escrow shall close and Seller's grant deed shall be delivered to Buyer and recorded and all of Seller's other documents as set forth above shall be delivered by Title Company to Buyer. At the Closing Buyer's funds shall be paid to Seller, as Seller may so designate, and Buyer's documents as set forth above shall be delivered to Seller.

                  (j) Estoppel Certificates. Seller shall obtain and deliver to Buyer an estoppel certificate from Orchard Supply Hardware not later than the expiration of Buyer's contingencies period as set forth in Section 8. As to all other tenant estoppels, Seller shall supply them to Buyer not later than the Closing. Said estoppel certificates from the existing tenants at the Property shall be in the Form substantially similar to the estoppel certificate attached as Exhibit `J' or in such other form of estoppel as may be set forth in the lease with the particular tenant.

         12. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer, subject to the limitations of Section 11 below, as follows:

                  (a) Title. Seller is the legal and equitable owner of the Property, with full right to convey the same, and without limiting the generality of the foregoing, Seller has not granted any options or rights of first refusal to third parties to purchase or otherwise acquire any interest in the Property which may impede or remain outstanding after the Close of Escrow.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                  (b) Assessments. To Seller's actual knowledge, there does not exist, and there are no plans to impose, any governmental or quasi-governmental assessments against or affecting the Property which will be binding on Buyer or the Property after the Closing Date, except as specifically set forth on the Title Report.

                  (c) Compliance with Laws. Seller has not received written notice of any, and to Seller's actual knowledge there is no violation of any applicable statute, ordinance, regulation, order, or other law, including, without limitation, zoning regulations and obligations to obtain applicable business licenses and permits, concerning the use of the Property or the existence or construction of the Improvements.

                  (d) No Material Physical Defect. Except as disclosed to Buyer in writing during the due diligence period of Section 6, hereof, to Seller's actual knowledge, there are not now, and at the time of Closing there will not be, any material physical defect concerning the Property;

                  (e) True Originals and Copies. The architectural plans, consulting reports and all other contracts or documents delivered to Buyer pursuant to this Agreement are, and at the time of Closing will be, true and correct originals or copies;

                  (f) Pending Land Use Changes. Except as disclosed to Buyer in writing, during the property due diligence period, Seller has no actual knowledge of any condemnation, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use and operation of the Property for its intended purpose or the value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property.

                  (g) Licenses and Permits. Except as disclosed to Buyer in writing during the property due diligence period hereof, Seller has a certificate of occupancy and all permits and related matters for the normal use and operation of the Property, in its current condition and all such licenses, permits, authorizations, zoning, sign and signage approvals, easements and rights-of-way are valid and current, and are in good standing and are unencumbered.

                  (h) Labor Dispute. Seller is not a party to any labor dispute that could adversely affect the Property.

                  (i) Contracts-Deeds Trust. Except for back up offer contracts as set forth in Section 11 hereof, during the due diligence period hereof and at the time of Closing there will be no outstanding contracts made by Seller affecting the Property or for any improvements to the Property which have not been fully paid for. Except as provided in Section 8 above, Seller shall cause to be discharged all mortgages or deeds of trust in which Seller is Trustor and which effect the Property prior to or at the Closing.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                  (j) Similar Operations. Seller knows of no facts and has not failed to disclose any fact which would prevent Buyer from using and operating the Property after Closing in the manner similar to the way other similar properties in the area are operated.

                  (k) Hazardous Substances. Except as disclosed to Buyer in writing during the due diligence period of hereof, to Seller's actual knowledge, neither Seller nor any predecessor owner, occupant or user of the Property, or any past or current tenant, has spilled, disposed of, released, or stored on, under or at the Property any Hazardous Substances (excepting only minor quantities maintained in accordance with commercially reasonable standards and applicable environmental laws);

                  (l) Adjacent Properties. Except as disclosed to Buyer in writing during the due diligence period hereof, Seller has no actual knowledge that the Property or any adjacent property has been used as a dump or landfill or that any Hazardous Substances have been generated, released, stored (excepting only minor quantities maintained in accordance with commercially reasonable standards and applicable environmental laws) or deposited over, beneath or on the Property or the adjacent property.

                  (m) Government Inquiry. Except as disclosed to Buyer in writing during the due diligence period hereof, Seller has not been notified of any proceeding or inquiry by any governmental authority with respect to the production, storage, disposal or use of any hazardous waste or other toxic or hazardous substance on or under the Real Property.

                  (n) Hazardous Material Clean Up. Nothing in this Agreement shall be deemed (a) a release of Seller from its liability, if any, to any governmental entity or third party (including without limitation Buyer) for any violation of applicable environmental laws; or (b) a waiver of any rights of Buyer to seek contribution from Seller in any action under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., or any other toxic or hazardous materials cleanup statute, law or regulation; or (c) any statutory or common law indemnification by Buyer in favor of Seller (or any other person or entity) respecting environmental or related matters.

                  (o) Definition. As used in this Agreement the term "Hazardous Substances" shall have the meaning set forth in 42 U.S.C. ss. 9601 (14), expanded to include petroleum.

                  (p) No Litigation Pending. There is no litigation pending or threatened against Seller or, to Seller's actual knowledge, any basis therefore that arises out of the ownership of the Property or that might detrimentally affect the proposed use or operation of the Property, or the value of the Property or adversely affect the ability of Seller to perform its obligations under this Agreement.

                  (q) Foreign Person. Seller is not a "foreign person" within the meaning of 26 U.S.C. ss. 1445(f)(3).

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                  (r) Sufficiency of Documents. This Agreement and all documents executed by Seller which are to be delivered to Buyer at the time of Closing are, or at the time of Closing will be, duly executed and delivered by Seller, and at the time of Closing will be sufficient to convey title (if they purport to do so), and at the time of Closing will not violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

                  (s) Due Authority. This Agreement and documents, certificates and instruments executed or to be executed by Seller in connection with the transfer of the Property to Buyer have been or will be duly authorized, executed and delivered, and each constitutes or shall constitute a legal, valid and binding agreement enforceable against Seller in accordance with its terms.

                  (t) Covenants. Seller hereby covenants and promises to and for the benefit of Buyer as follows:

                           (i)      Seller will not knowingly commit or
                                    knowingly permit any action that will result in a violation after the date of this Agreement of any applicable statute, ordinance, regulation, order or other law, including without limitation, zoning or environmental regulations concerning use of the Property or the existence or construction of the Improvements.

                           (ii) Except as otherwise previously disclosed to Buyer in writing prior to the expiration of Buyer's due diligence period, Seller shall notify Buyer promptly of any written notice received by Seller of any lawsuits, condemnation proceedings, rezoning, or other governmental order or action thereof known to Seller which materially adversely affects the Property or any interests of Buyer therein.

                           (iii) The existing insurance policies currently in effect with respect to the Property, or equivalent coverage, shall remain continuously in effect from the Effective Date of this Agreement to the Close of Escrow.

                           (iv) Orchard Supply Hardware (OSH) self insures both its property damage insurance and its liability insurance. Consequently, funds from OSH may not also be used to repair or replace any damage to the Property, subject to the terms and conditions of lease.

                           (v) After the date of this Agreement Seller shall not cause or permit to be recorded in the public records any matter encumbering the Property, and Seller's agrees that if any such matter is so recorded that Seller shall clear title by the Close of Escrow.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

         12. NO REPRESENTATIONS BY SELLER. Seller makes no representations that the Property is fit for a particular purpose, will meet the investment goals of Buyer or will generate future income based upon past performance. Buyer shall rely solely upon its own agents, brokers, employees, experts and others to ascertain whether or not the Property meets Buyer's investment criteria. Except for the representations and warranties expressly set forth in this Agreement, which representations and warranties shall sunset at the Closing as set forth in
Section 14 below, no representation or warranty, express or implied is made by Seller and Buyer shall rely solely upon its own investigation and judgment.

         13. REPRESENTATIONS AND WARRANTIES OF BUYER. All documents executed by Buyer which are to be delivered to Seller at the Closing are to be or at the time of Closing will be duly executed and delivered by Buyer (or assignee), and are or at the Closing will be legal, valid and binding obligations of Buyer, and do not and at the time of Closing will not violate any provisions of any agreement, mortgage, deed, note or other document or instrument to which Buyer is a party or to any court order to which Buyer is subject.

         14. WAIVER AND SUNSET.

                  (a) As Is. Notwithstanding any other provision of this Agreement to the contrary, Buyer agrees to buy the Property "AS IS" and shall not rely upon any representations or warranties of Seller as to the condition of the Property, its suitability for as a retail shopping center, its financial suitability or any other matter. Buyer agrees to rely solely upon its own experts, consultants and professionals in determining the condition of the Property.

                  (b) Sunset Provision. Seller has given certain representations in this Agreement and it is the intent of the parties hereto that said representations are given by Seller to Buyer for purposes of assisting Buyer with the due diligence and Closing of this transaction. At the Closing, any and all representations and warranties of Seller to Buyer shall cease and be terminated such that, any representation by Seller contained in this Agreement, will be true at the Closing, but shall not survive the Closing, such that absent material falsity of said representation at the Closing, Buyer cannot suffer damages as a result of any representation or warranty of Seller. Seller agrees that its representations were made solely to assist Buyer in conducting Buyer's due diligence investigation, and that Buyer is aware that all said representations are "to the actual knowledge of Seller" such that Seller is not assuring the ultimate truth of said representations, but merely indicating to Buyer that Seller is not engaged in any fraud or concealment with respect to matters effecting the Property.

                  (c) Buyer Reliance. Should any litigation arise by reason of Seller's representations or warranties the parties intend that Buyer place no reliance upon said representations, and that Buyer conduct an appropriate inquiry into the truth or falsity of any and all representations to ascertain

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)
the true conditions of the Property. In any litigation, Seller have liability only to the extent it can be shown that Seller willfully made a false representation or willfully concealed a material fact from Buyer, and that Buyer had no method whereby Buyer could protect itself based upon its own investigation and diligence.

                  (d) Contractual Statute of Limitation. In no event may any action for any reason be commenced against Seller by Buyer, Buyer's assignee, or any successor in interest, more than sixty (60) days after the Closing contemplated herein, and Buyer on behalf of itself, its assignees, successors and assigns hereby waives any and all rights to recover any money from Seller for any reason, unless action thereon is commenced within said sixty (60) day period following the Closing. This "statute of limitations" provision shall apply to any action brought against Seller including, but not limited to actions based on Hazardous Substances or Seller's representations.

                  (e) No Oral Representation. Buyer and Seller agree that there are no oral representations from either party.

         14. LOSS BY CASUALTY; CONDEMNATION. Until the date of Closing hereunder, the risk of loss of, or damage to, the Property by fire or other casualty, and the risk of its being taken in whole or in part by eminent domain, shall be on Seller. If the Property or any part thereof is damaged by fire or other casualty, one of the following shall apply:

                  (a) Repairable. If the damage can be repaired, Seller shall have the option of restoring the damaged property to its condition immediately prior to the occurrence causing the damage, in which event Buyer shall complete the transaction as originally planned; provided that Seller shall be required to exercise this option if the damage amounts to one million dollars ($1,000.000) or less, the amount of the damage to be determined by independent appraisal if the parties cannot agree.

                  (b) Non-Repairable. If the damage cannot reasonably be repaired, or if Seller elects not to repair damage as provided above, or if the Property is entirely or substantially destroyed, Buyer shall have the option of taking the Property as is, together with the proceeds of all insurance payable with respect to the damage or destruction, and paying the Contract Purchase Price therefore. Alternatively, Buyer may elect to rescind this Agreement, in which event all amounts theretofore paid by Buyer to or for the account of Seller shall be returned to Buyer.

                  (c) OSH Self Repair. If OSH repairs damages to its premises and/or compensates Seller by reason of either damages or an eminent domain, then the sale of the Property under this Agreement shall proceed, with the Buyer paying the full Contract Purchase Price, with any proceeds from OSH to be paid to the Buyer or credited to Buyer's account.

                  (d) Condemnation. If the Property or any material part thereof is taken or threatened by eminent domain, Buyer shall have the option of taking what is left of the Property, together with the proceeds of any award made to

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

Seller on account of the taking, and paying the Contract Purchase Price therefore. Alternatively, Buyer may elect to rescind this Agreement, in which event all amounts theretofore paid by Buyer to or for the account of Seller shall be returned to Buyer. For purposes of this paragraph, a "material part of the property" means $1,000,000; if less than a material part of the Property is taken, Buyer shall complete the transaction under its original terms and shall be credited with the amount of the award made to Seller for such taking.

         15. POSSESSION. Possession of the Property shall transfer to the Buyer at the Closing.

         16. MAINTENANCE OF THE PROPERTY. Between the date of mutual execution of this Agreement and the Closing, Seller shall maintain the Property in good order, condition and repair, reasonable wear and tear excepted and Seller shall otherwise operate the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property.

         17. BUYER'S CONSENT TO NEW CONTRACTS EFFECTING THE PROPERTY. Seller shall not, after the date of Seller's execution of this Agreement, enter into any lease, amendment of lease, contract or agreement or permit any tenant of the Property to enter into any sublease, assignment of lease, contract or agreement pertaining to the Property without obtaining Buyer's prior written consent thereto, which consent shall not unreasonably be refused.

         18. PERMITTED ASSIGNEE. Buyer may assign this Agreement with Seller's prior written consent, which consent shall not be unreasonably withheld. For purposes of determining "reasonable" shall be defined as a person or other entity that has substantial net worth so as to fulfill all of the obligations of this Agreement. Seller may request financial information from any prospective Buyer or Assignee.

         19. MISCELLANEOUS.

                  (a) Notices. Any notice, consent, approval, waiver or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or five (5) days after deposited in the United States mail, certified mail, postage prepaid, return receipt required, and addressed as follows:

                  If to Seller:      Mongomery Realty Group, Inc.,
                                     a Nevada corporation
                                     Attention: Dinesh Maniar
                                     400 Oyster Point Boulevard, Suite 415
                                     So. San Francisco, CA 94080
                                     Telephone: (650) 266-8080
                                     Facsimile: (650) 266-8089

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                  With a copy to:    James T. Graeb, Esq.
                                     400 Oyster Point Boulevard
                                     Suite 415
                                     So. San Francisco, CA  94080
                                     Telephone:  (650) 266-8080
                                     Facsimile:  (650) 266-8089

                  If to Buyer:       Mr. Paul Pries
                                     c/o Marcus & Millichap
                                     750 Battery Street, Suite 500
                                     San Francisco, CA  94111
                                     Telephone: (415) 391-9220
                                     Facsimile:

                  With a copy to:    Mr. Patrick Mockler
                                     Marcus & Millichap
                                     2626 Hanover Street
                                     Palo Alto, CA  94304
                                     Telephone:
                                     Facsimile:

or such other address as either party may from time to time specify by notice hereunder to the other.

                  (b) Brokers and Finders. Seller shall be responsible for the payment of the Seller's portion of the brokerage fees and/or commissions owing to Marcus & Millichap by reason of this transaction, in such amount as is set forth in a separate agreement. Said commissions shall be paid from escrow at the closing. If any other broker or finder perfects a claim for a commission or finder's fee based on any contact, dealings or communication with any party hereto, the party through whom the broker or finder makes such claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same. Nothing in this Section or Agreement shall create any third party beneficiary rights in favor of any broker. The provisions of this paragraph shall survive the Closing.

                  (c) Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, heirs, administrators and assigns. Without being relieved of any liability under this Agreement, Buyer reserves the right to take title to the Property in a name or assignee other than Buyer.

                  (d) Assignment. Except as provided in Section 18 above, neither party to this Agreement may assign this Agreement to another party, except that Seller (or Maniar) may assign this Agreement to an IRC ss. 1031 exchange accommodator.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                  (e) Amendments. Except as otherwise provided herein, this Agreement may be amended or modified by, and only by, a written instrument executed by Seller and Buyer.

                  (f) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

                  (g) Merger of Prior Agreements. This Agreement contains the entire agreement of the parties and supersedes all prior negotiations, correspondence, understandings and agreements between the parties, relating to the subject matter hereof.

                  (h) Enforcement. If either party fails to perform any of its obligations under this Agreement or if a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys; fees.

                  (i) Time of the Essence. Time is of the essence of this Agreement.

                  (j) Exchange Transaction. In the event that Seller elects to consummate the transaction contemplated herein by virtue of an exchange transaction under Section 1031 of the Code, Buyer shall cooperate with Seller in so effecting Seller's consummation of such transaction subject to the following conditions:

                           (i) The period for the Closing shall not be extended by such exchange transaction;

                           (ii) Buyer shall not take title to any property as part of any such exchange transaction;

                           (iii) Buyer shall not be required to advance any funds whatsoever or incur any obligation or liability whatsoever in connection with any such exchange transaction;

                  (k) Specific Performance. Seller acknowledges that in the event of a breach or default or threatened breach or default under this Agreement by Seller prior to the Closing, damages at law will be an inadequate remedy and, accordingly, without in any manner limiting any other remedies available to Buyer, Seller's obligations under this Agreement may be enforced by specific performance.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                  (l) Attorneys' Fees. Seller and Buyer shall each bear their own attorneys' fees in the performance of this Agreement; provided, however, that in the event of a dispute between Buyer and Seller regarding enforcement or interpretation of this Agreement, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable attorneys' fees costs and expenses generated by reason of said dispute.

                  (m) Headings. The headings of the various sections of this Agreement are for the convenience of the parties and shall not be used in the interpretation of this Agreement.

                  (n) Interpretation. This Agreement shall be construed according to the normal meaning of words and phrases, and shall not be read against either party to this Agreement. In any dispute regarding interpretation of this Agreement, the Court shall seek to base its interpretation on the normal meaning of such words and phrases.

                  (o) Days and Business Days. As used in this Agreement, the term "day" shall refer to a calendar day and the term "business day" shall refer to any calendar day other than a federal holiday, Saturday or Sunday.

                  (p) Other Construction. As used herein the term "may" is permissive and the term "shall" is mandatory. The term "will" means the statement of an intention and not an obligation. The singular shall include the plural and the neuter, the masculine and feminine.

                  (q) Further Assurances. Each party agrees to cooperate with the other party and to execute such additional instruments and documents as may be reasonably necessary or proper in order to carry out the provisions of this Agreement.

                  (r) No Waiver. The waiver by either party of the performance of any covenant, condition or promise shall not invalidate this Agreement and shall not be considered a waiver of any other covenant, condition or promise. The waiver shall not constitute a waiver of time for performing any other act or any identical act required to be performed at a later time. The exercise of any remedy provided in this Agreement shall not be a waiver of any remedy provided by law, and the provisions in this Agreement for any remedy shall not exclude any other remedy unless such remedy is expressly excluded.

                  (s) Invalid Provisions. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, unenforceable or illegal in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth.

                  (t) Exhibits. All exhibits attached are incorporated into this Agreement.

                  (u) Confidentiality. Buyer and Seller shall keep the terms and conditions of the transaction contemplated by this Agreement confidential and shall not disclose any information regarding the same prior to the Closing;

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)
provided, however, that both Buyer and Seller shall have the right to disclose the terms of this Agreement and other information to their respective directors, officers, employees, attorneys, consultants and such other persons or entities from whom consent to transfer is required. Buyer shall have the right to make inquiries regarding the Property of governmental officials and current and former service providers, contractors, tenants and other persons having knowledge of the Property and shall have the right to state as the basis for any such inquiries that Buyer has entered into this Agreement with Seller for the purchase and sale of the Property.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. Seller.


                                              SELLER:

                                              MONTGOMERY REALTY GROUP, INC.
                                              a Nevada corporation



Dated: 9/8, 2004                              By: /s/ Dinesh Maniar
                                                 ------------------------------
                                                  Dinesh Maniar
                                                  President

Dated: 9/2/2004                               BUYER:


                                              By: /s/ Paul Pries
                                                 ------------------------------
                                                 Paul Pries



                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                                   Exhibit "A"


                          DESCRIPTION OF REAL PROPERTY


REAL PROPERTY in the City of San Ramon, County of Contra Costa, State of California, described as follows:

PARCEL ONE:

Parcel A as shown on the Parcel Map entitled "Minor Subdivision 902-95" filed May 22, 1996, in Book 169 of Parcel Maps at Page 13, Contra Costa County Records.

PARCEL TWO:

An easement, not to be exclusive, as an appurtenance to Parcel One above, for the installation, construction and maintenance of an underground storm drain over a portion of Lot 5 of Subdivision 6959 (324 M 29), as set forth in the Declaration of Establishment of Utility and Access Easements and Covenants recorded September 13, 1988, Book 14576, Page 301, Official Records and First Amendment recorded September 23, 1988, Book 14608, Page 526, Official Records.

PARCEL THREE:

Rights appurtenant to Parcel One above as contained in the Declaration of Reciprocal Easements executed by Dinesh Maniar, an unmarried man, recorded May 22, 1996, Series No. 96-94292, Offical Records.

A.P. No.: 213-702-007




                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                                   Exhibit "B"


            LIST OF PERSONAL PROPERTY TO BE DELIVERED AT THE CLOSING

         To Be Determined During the Sixty (60) day Period Following the Effective Date of This Agreement






                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                                   Exhibit "C"


                              WARRANTY BILL OF SALE

         For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration the receipt of which is hereby acknowledged, Montgomery Realty Group, Inc., a Nevada corporation ("Seller") does hereby sell, transfer, and convey to Mr. Paul Pries (or assignee) ("Buyer"), the following personal property which Seller warrants to be free and clear of all encumbrances, to wit:

                  The personal property is itemized on Schedule of Personal Property attached hereto and incorporated herein by this reference.

         Seller does hereby covenant with Buyer that the undersigned is the lawful owner of such personal property, and that the undersigned has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons whomsoever. All such personal property is sold in its "as is" condition.

         DATED this _____ day of __________________, 2004.




                                             SELLER:


                                             MONTGOMERY REALTY GROUP, INC.
                                             a Nevada corporation


                                             By:_____________________________
                                                 Mr. Dinesh Maniar
                                                 President





                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                                   Exhibit "D"

                     LIST OF INTANGIBLES, PERMITS AND RIGHTS



         To Be Determined During the Sixty (60) day Period Following the Effective Date of This Agreement






                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                                   Exhibit "E"

            TRANSFER AND ASSIGNMENT OF RIGHTS TO INTANGIBLE PROPERTY

         Montgomery Realty Group, Inc., a Nevada corporation (licensed to do business in the State of California), as Owner of the rights, permits authorizations and other intangibles, as set forth on Exhibit "D", does hereby assign, convey, transfer and deliver without reservation all of its rights in said items to Mr. Paul Pries or assignee ("Transferee").

         Transferor warrants that said rights, permits and authorization were lawfully obtained and represents the rights and authorizations are as set forth in the documents.

         The parties recognize that some of the "intangibles" listed on Exhibit "D" may not be assignable, either by their terms or by operation of law. Accordingly, Seller makes no warranty to Buyer as to Buyer's ability to operate under such intangibles.


         DATED this _____ day of __________________, 2004.





                                             SELLER:

                                             MONTGOMERY REALTY GROUP, INC.
                                             a Nevada corporation


                                             By:_____________________________
                                                 Mr. Dinesh Maniar
                                                 President




                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                                   Exhibit "F"

                              NON-FOREIGN AFFIDAVIT

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon disposition of a U.S. real property interest by Montgomery Realty Group, Inc. a Nevada corporation ("Seller"), the undersigned hereby certifies the following on behalf of Seller:

         1. Seller is not a foreign corporation, a foreign partnership, a foreign trust or a foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

         2. Seller's U.S. taxpayer identification number is ; and

         3. Seller's office address is _______________________________,
_____________________, California _______________.

         Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of himself.

         IN WITNESS WHEREOF, Montgomery Realty Group, Inc., a Nevada corporation, through its corporate President, has executed this certificate as of this ____ day of __________, 2004.

                                              SELLER

                                              MONTGOMERY REALTY GROUP, INC.
                                              a Nevada corporation


                                              By:_____________________________
                                                   Mr. Dinesh Maniar
                                                   President


                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                                   Exhibit "G"

                  ACKNOWLEDGMENT OF LIABILITY SUNSET PROVISIONS

         Buyer hereby acknowledges that he is not relying on any representation or warranties of Seller in purchasing this property and that Buyer is purchasing the property AS IS, except that Buyer is relying on Seller's not having willfully made a false representation or Seller's not having willfully concealed a material fact from Buyer that Buyer could not have protected himself against based on Buyer's own investigation and diligence. Buyer expressly agrees to be bound by the sunset and limitations periods set forth in Section 20 of the Purchase and Sale Agreement.

         Buyer hereby waives the provisions of California Civil Code ss. 1542 which section reads as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.


Dated September 2, 2004



                                                       /s/ Paul Pries
                                                     ---------------------------
                                                      Mr. Paul Pries



                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                                   EXHIBIT "H"

                              ASSIGNMENT OF LEASES


         THIS AGREEMENT dated ______________, 2004 (the "Agreement"), is entered into by and between Montgomery Realty Group, Inc, a Nevada corporation (licensed to do business in the State of California) ("Assignor") and Mr. Paul Pries ("Assignee").

                                   WITNESSETH:

         WHEREAS, Assignor is the lessor under certain leases executed with respect to that certain real property commonly known as the Orchard Supply Shopping Center, San Ramon, California, which leases are described in Schedule 1 attached hereto (the "Leases");

         WHEREAS, Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof;

         NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

         1. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases herein described.

         2. Assignor warrants and represents that as of the date hereof:

                  (a) The attached list includes all of the Leases affecting the property being acquired by Assignee from Assignor. As of the date hereof, there are no assignments or agreements to assign the Leases to any other party.

                  (b) The Leases are in full force and effect and there exists no default on the part of Assignor thereunder, nor does Assignor have any actual knowledge of any defaults or any acts or events which with the passage of time or the giving of notice could become defaults thereunder on the part of any tenant thereunder.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

         3. Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, originating prior to the date hereof and arising out of the lessor's obligations under the Leases described in Schedule 1.

         4. Assignee hereby assumes all of the landlord's or lessor's obligations under the Leases described in Schedule 1 and agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, originating subsequent to the date hereof and arising out of the lessor's obligations under the Leases.

         5. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses or such litigation, including, without limitation, reasonable attorney's fees.

         6. This Agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

         IN WITNESS WHEREOF, the Assignor and Assignee have executed this Agreement the day and year first above written.


                           ASSIGNOR:

                                            MONTGOMERY REALTY GROUP, INC.
                                            a Nevada corporation


                                            By:_____________________________
                                                 Mr. Dinesh Maniar
                                                 President


                           ASSIGNEE:

                                            /s/ Paul Pries
                                            ------------------------------
                                             Mr. Paul Pries




                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                                   Exhibit "I"

                         Assignment of Service Contracts
                            Warranties and Guaranties
                          and Other Intangible Property

         THIS ASSIGNMENT is made and entered into this _____ day of ______________, 2004, by Montgomery Realty Group, Inc., a Nevada corporation ("Assignor"), in favor of Mr. Paul Pries.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and under:

         (A) all warranties and guaranties set forth in Schedule 1 attached hereto, made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated, or comprising a part of any building or other improvement situated on, any part of that certain real property described in Exhibit A attached hereto;

         (B) all of the Service Contracts listed in Schedule 2 attached hereto; and

         (C) any intangible property now or hereafter owned by Assignor in connection with the real property described in Exhibit A or any improvements or personal property located thereon, including without limitation, the right to use any trade name now used in connection with said real property and any governmental permits or licenses, agreements, utility contracts, or other rights relating to the ownership, use or operation of said real property.

         ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:

         1. Assignor covenants that the Warranties and Guaranties described in
Schedule 1 and the Service Contracts described in Schedule 2 are in full force and effect and there exist no defaults thereunder, nor any acts or events which with the passage of time or the giving of notice could become defaults thereunder, on the part of any party thereto.

         2. In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing, without limitation, reasonable attorneys' fees.

         3. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                           ASSIGNOR:
                                              MONTGOMERY REALTY GROUP, INC.
                                              a Nevada corporation


                                              By:_____________________________
                                                   Mr. Dinesh Maniar
                                                   President



                           ASSIGNEE:

                                                 /s/ Paul Pries
                                                ------------------------------
                                                Mr. Paul Pries


                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

                                   Exhibit "J"

             Tenant's Estoppel Certificate and Attornment Agreement


To:




Re:   ______________________


         The undersigned (the "Lessee") understands that you are presently negotiating the purchase of the certain real property commonly known as Orchard Supply Hardware Shopping Center of which the Lessee is a tenant. The Lessee hereby certifies the following information with respect to the Lease (the "Lease", including any amendments to or modifications of the same) under which the Lessee is a tenant and agrees that you may rely upon the same in purchasing said real property:

         1. The copy of the Lease (including any amendments to or modifications of the same) attached hereto as Exhibit A is a true, correct and complete copy of the Lease, and the Lease is in full force and effect and has not been modified or amended except as specifically set forth below.

         2. The Lessee asserts no claim of default or offset or defense against the payment of rent or other charges payable by the Lessee and asserts no claim against the Lessor under the Lease in regard to the premises occupied by Lessee. There is no default by Lessor under the Lease.

         3. All fixed minimum rental has been paid to the end of the current calendar month, which is _______________ and no rent under the Lease has been paid more than one month in advance of its due date except as stated in Item no. 10 below regarding security deposits.

         4. The premises leased to Lessee are ______ square feet of retail space.

         5. Date of original Lease: _____________________________ Dates of any amendments or modifications:
________________________________________________________________________________

         6. Current annual fixed minimum rental:________________________________
_______________________________________________________________

         7. Lease termination date: ____________________________________________





                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

         8. The Lease provides for an option to renew the Lease term as follows:
________________________________________________________________________________

         9. The Lease contains no first right of refusal, option to expand, or option to terminate, except as follows: ________________________________________
No notice to terminate has been given by the undersigned.

         10. Lessor is holding a security deposit of $ __________.

         11. The undersigned is not in default under the Lease and is current in the payment of any taxes, utilities, common area maintenance payments, or other charges required to be paid by the undersigned.

         12. The improvements and space required to be furnished according to the Lease have been duly delivered by the Lessor and accepted by the Lessee.

         13. Lessee has no defenses as to its obligations under the Lease and claims no setoff or counterclaim against Lessor, except as provided as follows in the lease:__________________________.

         14. Lessee has not received notice of any assignment, hypothecation, mortgage, or pledge of Lessor's interest in the Lease or the rents of other amounts payable thereunder, except for notice of Lessor's assignment to County Savings Bank.

         15. Lessee has not entered into any sublease, assignment or other agreement transferring any of its interest in the Lease or the leased premises.

                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)

         16. The Lessee certifies that he is required to pay a pro rata share of real property taxes, as well as pro rata share of the operating expenses. Moreover, the Lessee is required to pay or all utilities, including water and sewer, used in and upon the leased premises.

         17. Under the Lease the Lessee is entitled to the use of _____________ parking spaces.



Dated: ____________, 2004

                                                Very truly yours,



                                                By:_____________________________
                                                Its: ___________________________




                    Buyer and Seller acknowledge receipt of a copy of this page.
                                                 Buyer's Initials (PP)(_______)
                                                 Seller's Initials (DM)(_______)